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                                                                  EXHIBIT 10.13
                                    UROCOR, INC.
                   1998 Management Incentive Compensation Plan

- Target parameters to include total revenues at 33.3% weighting, operating income at 33.3% and performance to strategic parameters (ex. Capital formation, new products, corporate partnerships, new ventures, etc.) at 33.3%.

-    Provision for over achievement included as additional incentive.

-    Monthly accruals targeted to coincide with actual performance to plan.